[LSB LOGO]	News Release
LSB TheBank — P.O. Box 867
Lexington, NC 27293-0867 — www.lsbnc.com

LSB BANCSHARES REPORTS 1ST QUARTER FINANCIAL RESULTS

     LEXINGTON, N.C.—April 14, 2003—Robert F. Lowe, Chairman, President and Chief Executive Officer of LSB Bancshares, Inc. (NASDAQ: LXBK), parent company of Lexington State Bank, is reporting to shareholders, “With our nation at war and the ongoing uncertainty of terrorism, we experienced in the first quarter the continuation of a sluggish economy as interest rates remained at levels not seen in more than 40 years.”

     For the first quarter, 2003, LSB Bancshares’ net income was $2,554,000 or $.30 per diluted share, compared to $2,600,000 or $.31 per diluted share the first quarter of 2002, a decrease of 3.2% in earnings per share. Net interest income as of March 31, 2003, increased 6.3 % compared with a year ago; noninterest income increased 25.5% and noninterest expense increased 14.2% during the same period.

     The provision for loan losses in the first quarter was $587,000 compared to $380,000 the first quarter of last year, an increase of 54.5%. On an annualized basis, return on average assets at the end of the first quarter was 1.19% and return on average shareholders’ equity was 11.93%.

     As of March 31, 2003, assets increased 6.9%, deposits increased 7.3% and loans increased 12.5% compared to a year ago. Reserve for loan losses at the end of the first quarter was $7,394,000 or 1.12% of loans, while shareholders’ equity totaled $86,354,000.

     A quarterly dividend of $.16 per share will be paid April 15, 2003, to shareholders of record April 1, 2003, a 6.7% increase compared to LSB’s last quarterly dividend paid in January.

     Lowe said, “As previously announced, plans are to open an office this month in Winston-Salem’s Reynolda Manor Shopping Center as part of our Beeline BankingSM service strategy for customers in the Reynolda Road, Old Town, Bethabara and North Point areas.”

     “Additionally, plans are proceeding to open an office in May in Archdale Commons on North Main Street in Archdale.” Lowe continued, “As our first location in Randolph County, we look forward to serving customers not only in the Archdale area but also in south High Point and southeast Guilford County as well.”

     Lowe noted, “The growth of LSB TheBank in its expanded markets is possible as a result of our most important asset, our people. As we have stated previously, our employees are involved in training programs that allow them to remain well prepared in offering our customers the benefits of our financial products and services. By offering opportunities for professional development and establishing a secure and stimulating work environment, we are able to attract and retain an outstanding team of employees.”

     “At LSB TheBank, Beeline Banking is the connection our employees make to the lives of each customer and the communities we serve.” Lowe concluded, “Even during these challenging times for our nation and our economy, the consolidating financial services market continues to provide opportunities for LSB TheBank as a growing, satisfied customer base creates franchise value and, ultimately, shareholder value.”

     Lexington State Bank, which opened on July 5, 1949, is the 9th largest bank in North Carolina and the largest community bank based in the Piedmont Triad. LSB owns two subsidiaries: LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

     Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the National Market and is quoted electronically under the NASDAQ symbol LXBK. The LSB website, which links online banking users to LSB By Net, is www.lsbnc.com.

     Market makers include: BB&T Investment Services; Friedman Billings Ramsey & Co.; FTN Financial Securities Corp.; Goldman, Sachs & Co.; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Keegan & Co., Inc.; Moors & Cabot, Inc.; Sandler O’Neill & Partners, and; SunTrust Robinson Humphrey.

NOTE: For more information, please contact Monty J. Oliver, EVP & Chief Financial Officer @ 336-242-6207 or 336-248-6500 or 1-800-876-6505, ext. 207

This news release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to LSB’s filings with the Securities and Exchange Commission for a summary of important factors that could affect LSB’s forward-looking statements. LSB undertakes no obligation to revise these statements following the date of the news release.

LSB Bancshares, Inc.
Consolidated Balance Sheets
(In Thousands)

	March 31

	2003	2002

Assets
Cash and Due from Banks	$40,221	$30,988
Interest-Bearing Bank Balances	4,819	9,751
Federal Funds Sold	33,370	38,201
Investment Securities:
Held to Maturity, at Amortized Cost	40,676	54,469
Available for Sale, at Market Value	98,888	99,415
Loans	658,275	584,884
Less, Allowance for Loan Losses	(7,394)	(6,588)

Net Loans	650,881	578,296
Premises and Equipment	14,004	12,866
Other Assets	11,217	12,011

Total Assets	$894,076	$835,997

Liabilities
Deposits:
Demand	$89,023	$78,392
Savings, N.O.W. and Money Market Accounts	401,728	364,014
Certificates of Deposit of less than $100,000	141,957	165,440
Certificates of Deposit of $100,000 or more	101,980	77,033

Total Deposits	734,688	684,879
Securities Sold Under Agreements to Repurchase	1,703	1,385
Borrowings from the Federal Home Loan Bank	63,000	63,000
Other Liabilities	8,331	7,027

Total Liabilities	807,722	756,291

Shareholders’ Equity
Preferred Stock, Par Value $.01 Per Share:
Authorized 10,000,000 shares; none issued	0	0
Common Stock, Par Value $5 Per Share:
Authorized 50,000,000 Shares; Issued 8,480,955 Shares in 2003 and 8,441,846 Shares in 2002	42,405	42,209
Paid-In Capital	9,772	9,860
Directors’ Deferred Plan	(1,125)	(958)
Retained Earnings	33,775	28,777
Accumulated Other Comprehensive Income	1,527	(182)

Total Shareholders’ Equity	86,354	79,706

Total Liabilities and Shareholders’ Equity	$894,076	$835,997

Memorandum: Standby Letters of Credit	$3,708	$5,617

LSB Bancshares, Inc.
Consolidated Statements of Income
(In Thousands Except Share Data and Note)

	Three Months Ended
	March 31

	2003	2002

Interest Income
Interest and Fees on Loans	$11,311	$11,228
Interest on Investment Securities:
Taxable	1,042	1,503
Tax Exempt	405	433
Interest-Bearing Bank Balances	54	78
Federal Funds Sold	97	176

Total Interest Income	12,909	13,418

Interest Expense
Deposits	2,299	3,361
Securities Sold Under Agreements to Repurchase	5	28
Borrowings for the Federal Home Loan Bank	775	778

Total Interest Expense	3,079	4,167

Net Interest Income	9,830	9,251
Provision for Loan Losses	587	380

Net Interest Income After Provision for Loan Losses	9,243	8,871

Noninterest Income
Service Charges on Deposit Accounts	1,607	1,423
Gains on Sales of Mortgages	358	184
Other Operating Income	1,384	1,061

Total Noninterest Income	3,349	2,668

Noninterest Expense
Personnel Expense	5,016	4,182
Occupancy Expense	384	356
Equipment Depreciation and Maintenance	475	430
Other Operating Expense	2,882	2,702

Total Noninterest Expense	8,757	7,670

Income Before Income Taxes	3,835	3,869
Income Taxes	1,281	1,269

Net Income	2,554	2,600

Earnings Per Share
Basic	$0.30	$0.31
Diluted	$0.30	$0.31

Weighted Average Shares Outstanding
Basic	8,475,330	8,441,846
Diluted	8,540,543	8,495,352

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Three Months Ended March 31

	2003	2002	Change

Financial Ratios
Return On Average Assets	1.19	1.26	(7	)BP
Return On Average Shareholders’ Equity	11.93	13.05	(112)
Net Interest Margin (FTE):	4.95	4.86	9

Average Balances
Loans	$649,943	$581,057	11.9%
Earning Assets	819,214	787,190	4.1
Total Assets	871,941	836,692	4.2
Interest-Bearing Deposits	630,229	609,025	3.5
Total Deposits	713,004	684,550	4.2

Allowance For Loan Losses
Beginning Balance	$7,282	$6,440	13.1%
Provision For Loan Losses	587	380	54.5
Loans Charged Off	(533)	(287)	85.7
Recoveries	58	55	5.5

Ending Balance	7,394	6,588	12.2

Nonperforming Assets
Nonperforming Loans:
Past Due 90 Days Or More	$2,676	$1,902	40.7%
Nonaccrual Loans	576	851	(32.3)
Restructured Loans	245	1,801	(86.4)

Total Nonperforming Loans	3,497	4,554	(23.2)
Other Real Estate	1,669	1,048	59.3

Total Nonperforming Assets	5,166	5,602	(7.8)

Asset Quality Ratios
Nonperforming Loans To Total Loans	0.53%	0.78%	(0.25	)BP
Nonperforming Loans To Total Assets	0.39	0.54	(0.15)
Allowance For Loan Losses To Total Loans	1.12	1.13	(0.00)
Net Charge-offs To Average Loans	0.07	0.04	0.03

Allowance For Loan Losses To Nonperforming Loans	2.11	1.45

BP—Denotes Basis Points